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                                                                   EXHIBIT 10.18
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                                CREDIT AGREEMENT



                                 BY AND BETWEEN



                              KANEB SERVICES, INC.


                                       AND


                               KANEB SERVICES LLC







                          DATED AS OF ___________, 2001






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                                TABLE OF CONTENTS

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
ARTICLE I - CREDIT FACILITIES.....................................................................................1
                  1.01     Extensions of Credit...................................................................1
                  1.02     Manner of Borrowing....................................................................1
                  1.03     Conversions and Continuations..........................................................2
                  1.04     Use of Proceeds of Advances............................................................3
                  1.05     Method of Payment......................................................................3
                  1.06     Prepayment; Compensation...............................................................3
                  1.07     Computation of Interest................................................................4
                  1.08     The Facilities.........................................................................4
                  1.09     Fees...................................................................................4
                  1.10     Reduction or Termination of Revolving Credit Commitment................................5
                  1.11     Letters of Credit......................................................................5
                  1.14     Interest Rate Evidence.................................................................6

ARTICLE II -  REPRESENTATIONS AND WARRANTIES......................................................................7
                  2.01     Legal Existence........................................................................7
                  2.02     Corporate Power and Authority to Execute Documents.....................................7
                  2.03     Valid, Binding, Enforceable Obligations................................................7
                  2.04     No Violation of Charter, By-Laws or Agreements.........................................7
                  2.05     No Violation of Laws, Rules or Orders..................................................7
                  2.07     Board of Directors Authorization.......................................................8

ARTICLE III - DEFAULTS AND REMEDIES...............................................................................8
                  3.01     Events of Default......................................................................8

ARTICLE IV - TERMINATION OF LOANS................................................................................10

ARTICLE V - CONDITIONS PRECEDENT.................................................................................10
                  5.01     Conditions Precedent to Initial Loan..................................................10
                  5.02     Conditions Precedent to Each Loan.....................................................11

ARTICLE VI - COVENANTS...........................................................................................11
                  6.01     Insurance.............................................................................11
                  6.02     Lender Change of Control..............................................................11

ARTICLE VII - MISCELLANEOUS......................................................................................11
                  7.01     No Waivers Except by Writing; Governing Law...........................................11
                  7.02     Usury Laws............................................................................12
                  7.03     Notice................................................................................13
                  7.04     Waivers of Certain Rights.............................................................14
                  7.05     No Intended Third-Party Beneficiaries.................................................14
                  7.06     Severability of Provisions............................................................14

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
                  7.07     Survival of Representations and Warranties; Unsatisfied Conditions....................14
                  7.08     Assignments...........................................................................14
                  7.09     Gender and Usage......................................................................14
                  7.10     Multiple Counterparts.................................................................15
                  7.11     Debtor-Creditor Relationship..........................................................15
                  7.12     Agreement Controlling.................................................................15
                  7.13     Integration...........................................................................15
                  7.14     WAIVER OF JURY TRIAL..................................................................15
                  7.15     Headings..............................................................................15

DEFINITIONS.....................................................................................................A-1


Exhibit A         --       Note

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT dated and effective as of __________, 2001 (together with any and all amendments and supplements hereto and/or restatements and modifications hereof, collectively referred to hereinafter as the "Agreement"), by and between KANEB SERVICES LLC, a Delaware limited liability company ("Lender"), and KANEB SERVICES, INC., a Delaware corporation ("Borrower"). As used in this Agreement, terms shall have the respective meanings set forth in Annex A hereto. Other terms defined herein have the meanings so given them.

                                   WITNESSETH:

         WHEREAS, Borrower has requested Lender to make certain loans, from time to time, to Borrower, and Lender has agreed to make such loans;

         NOW THEREFORE, to induce Lender to make available the credit facility herein described and referenced, and for and in consideration of the premises, covenants and agreements herein contained, in reliance on the representations and warranties herein made, and for other good and valuable considerations and reasonably equivalent value, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Lender and Borrower agree as follows:

                          ARTICLE I - CREDIT FACILITIES

         1.01 Extensions of Credit. Subject to the terms and conditions of this Agreement, Lender hereby agrees to lend to Borrower, and Borrower has the right to borrow from Lender, from time to time during the period from the date hereof to and including the Maturity Date, amounts not to exceed at any one time outstanding the difference of the Total Credit Commitment and the sum of the Total Letter of Credit Liabilities.

         1.02 Manner of Borrowing.

         (a) Borrower shall give to Lender, on or before 12:00 noon Dallas, Texas time, notice (whether by telephone, facsimile, in person, by mail or e-mail) specifying the amount of such Advance, the Pricing Selection and, with respect to any Eurodollar Advance, the desired Interest Period. Such notice shall be made at least three Business Days prior to the requested date for a Eurodollar Advance and at least one Business Day prior to the requested date for a Base Rate Advance. Each Advance shall be in the aggregate principal amount of $100,000 or an integer multiple thereof.

         (b) Lender shall, before 12:00 noon Dallas, Texas time on the requested Borrowing Date, make available to Borrower, in same day funds the amount of the Loan.

         (c) If no Interest Period with respect to any Eurodollar Advance is specified by Borrower when it notifies Lender, then Borrower shall be deemed to have requested a one-month Interest Period available under the terms hereof with respect to such Advance.

         (d) The Loans shall be evidenced by the Note. Lender shall record on its books, and prior to any transfer of the Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the date, amount and maturity of each Loan and the date and amount of each payment of principal made by Borrower with respect thereto; provided that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Borrower hereunder or under any other Loan Document. Lender is hereby irrevocably authorized by Borrower so to endorse the Note and to attach to and make a part of the Note a continuation of any such schedule as and when required.

         (e) Each Advance shall bear interest on the unpaid balance of the principal amount thereof from the date such Advance is made until paid in full at a varying per annum rate of interest equal to, from day to day, the lessor of
(i) the Maximum Rate and (ii) the Applicable Rate.

         (f) Accrued and unpaid interest on all Advances shall be due and payable as follows: (i) in the case of each Base Rate Advance, or Eurodollar Advance, on each Interest Payment Date, and (ii) in the case of any Advance, when such Advance shall be due (whether at maturity, by reason of prepayment, scheduled due date, acceleration or otherwise), or converted into another Type but only to the extent accrued on the amount then due or converted. All unpaid principal and accrued unpaid interest shall be due and payable on the Maturity Date.

         (g) Without duplication of the provisions of Section 1.03 hereof, all past due principal, and, to the maximum extent permitted by Applicable Law, all past due interest on Advances under this Agreement, the Note and other amounts herein and under each other Loan Document due, shall bear interest on the amounts thereof from time to time remaining unpaid (both before and after judgment) at the Default Rate.

         (h) The Note, in addition to the applicable terms and provisions hereof and referenced herein, shall otherwise be subject to, and governed by the terms and provisions therein set forth and referenced and such terms and provisions incorporated herein for all purposes.

         1.03 Conversions and Continuations. Borrower shall have the right from time to time to convert all or a part of one Loan or Type into another Loan or Type or to continue all or part of any Loan by giving Lender notice (whether by telephone, facsimile, in person, by mail or e-mail) at least three (3) and not more than ten (10) Business Days before conversion into or continuation of an Advance, specifying: (i) the conversion or continuation date, (ii) the amount of the Loan or Advance to be converted or continued, (iii) in the case of conversions, the Loan or Type to be converted into, and (iv) in the case of a continuation of or conversion into a Eurodollar Advance, the duration of the Interest Period applicable thereto; provided that neither Base Rate Advances nor Eurodollar Advances may be converted to, or, on the last day(s) of the then-current Interest Period(s) for outstanding Eurodollar Advances, continued as, as applicable, Eurodollar Advances, after the occurrence of an Event of Default or Default or when any of the conditions referred to in Section 5.02(a) or (b) are not then met. Eurodollar Advances shall only be converted or continued on the last day of the Interest Period for such Eurodollar Advances. All notices given under this Section shall be given not later than 12:00 noon, Dallas, Texas time, on the day that is not less than the number of Business Days specified above for such notice. If Borrower shall fail to give to Lender the notice



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as specified above for continuation or conversion of a Eurodollar Advance prior to the end of the Interest Period with respect thereto, then such Eurodollar Advance, on the last day of the Interest Period for such Eurodollar Advance shall automatically be converted into a Base Rate Advance. Upon the occurrence of an Event of Default, Lender may convert all Eurodollar Advances to Base Rate Advances, and Borrower agrees to pay any and all costs and expenses associated with or related to such conversion(s) of its Eurodollar Advances. The provisions of the immediately preceding sentence notwithstanding, however, (i) the provisions of such sentence shall not limit in any respect the obligation of Borrower to pay interest at the Default Rate on all past due principal and, to the maximum extent permitted by Applicable Law, all past due interest, whether by acceleration or otherwise, as provided herein, and (ii) after the occurrence and during the continuance of an Event of Default, all Base Rate Advances shall bear interest at a rate per annum equal to the Default Rate rather than the Base Rate.

         1.04 Use of Proceeds of Advances. The proceeds of each Advance may be used by Borrower for any corporate or business purposes.

         1.05 Method of Payment. All payments of principal, interest and other amounts to be paid by Borrower hereunder, under the Note and under any other Loan Document shall be made, in Dollars to Lender by wire transfer of immediately available funds, no later than 3:00 P.M. Dallas, Texas time on the date on which payment shall become due, and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day. Whenever any payment hereunder, under the Note or under any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day and interest shall continue to accrue during such extension.

         1.06 Prepayment; Compensation.

         (a) Subject to Section 1.06(b) hereof, Borrower may, without premium or penalty thereon, upon at least one Business Day's prior written notice to Lender in the case of Base Rate Advances, and at least three Business Days prior written notice to Lender in the case of any Eurodollar Advance, prepay the Note in whole at any time or from time to time in part, such prepaid amounts to be delivered to Lender with accrued interest to the date of prepayment on the amount so prepaid; provided that (i) each Eurodollar Advance prepaid on a day other than the last day of the Interest Period for such Advance, must be accompanied by the payment described in Section 1.06(b), and (ii) each partial prepayment shall be in the principal amount equal to the lessor of (x) $100,000 or an integer multiple thereof and (y) the aggregate amount of the outstanding Loans at the time of prepayment.

         (b) Borrower shall pay to Lender, upon the request of Lender, such amount or amounts as shall be sufficient to compensate it for any reasonable loss, cost, damages, liabilities or expense incurred as a result of (i) any payment, prepayment or conversion of a Eurodollar Advance on a date other than the last day of an Interest Period for such Advance; or (ii) any failure by Borrower to borrow, convert, or prepay a Eurodollar Advance on the date for such borrowing, conversion, or prepayment, specified in the relevant notice of borrowing, prepayment, or conversion under this Agreement.




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         1.07 Computation of Interest. Interest on Eurodollar Advances shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless such calculation would result in a usurious rate or amount of interest under Applicable Law, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Interest on Base Rate Advances shall be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

         1.08 The Facilities. Notwithstanding any term or provision contained in any Loan Document to the contrary, it is hereby agreed that in no event shall Chapter 346 of the Texas Finance Code, as amended, apply to any Loan Document or related documentation or the loan transactions provided for hereunder in any manner. All payments by Borrower on account of the Note or other amounts payable by Borrower pursuant to the terms of this Agreement shall be made in Dollars and in immediately available funds not later than 3:00 P.M., Dallas, Texas time, on the day such payment shall become due, and any payments received after such time shall be deemed received on the next following Business Day. In any case where a payment of principal of or interest on a Loan is due on a day that is not a Business Day, Borrower shall be entitled to delay such payment until the next succeeding Business Day, but interest shall continue to accrue at the rate then effective under the Note, until the payment is, in fact, made. Each payment received by Lender on the Note presented for payment, shall be applied first to accrued and unpaid interest and, second, to any outstanding principal amounts.

         1.09 Fees.

         (a) Commitment Fee. The Borrower agrees to pay to Lender a commitment fee equal to the lessor of (i) the commitment fee or other comparable fee that Lender pays under the Existing Credit Agreement and (ii) .5% per annum on the average daily unused portion of the Total Credit Commitment (determined by subtracting the aggregate amount of all outstanding Revolving Loans then outstanding and the face amount of Letters of Credit issued and outstanding and the aggregate amount of any Reimbursement Obligations) computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be. Such commitment fee with respect to the Total Credit Commitment shall accrue from and including the date hereof to but excluding the Maturity Date (including all extensions thereof) and shall be payable quarterly in arrears commencing on the last Business Day of September 2001, and continuing on the last Business Day of each December, March, June and September thereafter until the Maturity Date (including all extensions thereof). Pursuant to Section 1.10 hereof, Borrower shall have the right to permanently reduce the Total Credit Commitment; and any such permanent reduction or termination of the Total Credit Commitment shall proportionately reduce or terminate the commitment fee otherwise payable pursuant to this Section 1.09(a) as of the date on which the Total Credit Commitment is so permanently reduced or terminated.




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

         (b) Letter of Credit Fees and Commissions. The Borrower agrees to pay an issuance fee for each Letter of Credit issued equal to $500.00, which shall be due and payable on the date of the issuance of any Letter of Credit. The Borrower agrees to pay to Lender a fee for causing the issuance of the Letters of Credit (calculated separately for each Letter of Credit) equal to 1% per annum of the maximum liability of Lender existing from time to time under such Letter of Credit, payable quarterly in arrears on the last Business Day of each March, June, September and December during the period that such Letter of Credit is outstanding.

         1.10 Reduction or Termination of Revolving Credit Commitment. Subject to the provisions hereof, Borrower may at any time or from time to time permanently reduce the Total Credit Commitment or permanently terminate in whole the Total Credit Commitment by giving not less than two (2) Business Days' prior written notice to such effect to Lender, provided that (a) any partial reduction of the Total Credit Commitment shall be in an aggregate amount of not less than $100,000 and (b) unless Borrower shall provide to Lender cash in an amount sufficient to satisfy and secure the payment in full of all Letter of Credit Liabilities in excess of the Total Credit Commitment as so reduced, in no event shall Borrower be entitled to terminate or reduce the Total Credit Commitment if, after giving effect thereto, the Total Credit Commitment would be less than the sum of the aggregate amount of all outstanding Revolving Loans plus the Total Letter of Credit Liabilities.

         1.11 Letters of Credit. Subject to all the terms of this Agreement, prior to the Maturity Date, Lender agrees to cause a Financial Institution to issue, renew and extend Letters of Credit as requested by Borrower in accordance with Section 1.12 hereof; provided that in no event shall Total Letter of Credit Liabilities exceed nor shall any Letter of Credit be issued, renewed or extended that would result in the sum of the Total Letter of Credit Liabilities plus the aggregate amount outstanding under the Revolving Loans exceeding the Total Credit Commitment. Each Letter of Credit may be for any corporate or business purpose of Borrower. Borrower hereby agrees to pay to Lender any Reimbursement Obligation with respect to any Letter of Credit within ten Business Days of being notified in writing by Lender of the existence of such Reimbursement Obligation. If any Reimbursement Obligation is not paid within ten Business Days of such notice by Lender, then such Reimbursement Obligation shall be automatically, without any action on the part of Borrower or Lender, Base Rate Advance on the date of the expiration of such 10-Business Day period. The Letters of Credit issued pursuant to this Agreement shall contain such customary and reasonable terms and conditions as the Financial Institution shall require for the issuance of any Letter of Credit.

         1.12 Notice and Manner of Obtaining Letters of Credit. Borrower shall notify (whether by telephone, facsimile, in person, by mail or e-mail) Lender of the beneficiary, amount and date of issuance, term, renewal, extension or reissuance of a Letter of Credit pursuant to this Agreement at least six Business Days prior to the requested date of such issuance, renewal, extension or reissuance. All Letters of Credit issued hereunder shall expire on or before the Maturity Date, except that Letters of Credit may be issued that expire no later than one year after the Maturity Date, provided that Borrower shall have first provided (prior to such issuance) to Lender, cash in an amount sufficient to satisfy and secure the payment in full of all Letter of Credit Liabilities that could be due within such one-year period after the Maturity Date.




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         1.13 Taxes.

         (a) Payments Free and Clear. Any and all payments by Borrower under this Agreement or any of the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Lender, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which Lender is a citizen or resident or in which Lender has a permanent establishment (or is otherwise engaged in the active conduct of its business through an office or a branch), (ii) the jurisdiction (or any political subdivision thereof) in which Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which Lender is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities so arising out of payments by Borrower being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to Lender
(i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.13) Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

         (b) Other Taxes. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) Receipts. Within 30 days after the date of any payment of Taxes or Other Taxes withheld by Borrower in respect of any payment to Lender, Borrower will furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

         (d) Survival. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 1.13 shall survive the payment in full of principal and interest hereunder.

         1.14 Interest Rate Evidence. Upon the request of Borrower, Lender shall timely provide to Borrower evidence to the reasonable satisfaction of Borrower that establishes the interest rates and commitment fees that Lender is charged under the Existing Credit Agreement.

                   ARTICLE II - REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender as follows:

         2.01 Legal Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdictions under which it is incorporated, and it is duly qualified to do business as of the date hereof in all jurisdictions wherein the property owned or the



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

business transacted by it would require such qualification, except where the failure to so qualify would not have a Material Adverse Effect on Borrower.

         2.02 Corporate Power and Authority to Execute Documents. Borrower has all requisite corporate power and authority to create, issue, execute, deliver, carry out and comply with this Agreement and the Note. Borrower has all requisite corporate power and authority and all necessary licenses, permits, franchises and other authorizations to own and operate its property and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have such licenses, permits, franchises or other authorizations would not have a Material Adverse Effect on Borrower.

         2.03 Valid, Binding, Enforceable Obligations. Borrower has duly and effectively taken all corporate action requisite for the due creation, execution, issuance, delivery and performance of this Agreement and the Note, and this Agreement and the Note, will constitute a legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms except as limited by bankruptcy, reorganization, moratorium or other similar laws and judicial decisions affecting the enforcement of creditors' rights generally and by general equitable principles.

         2.04 No Violation of Charter, By-Laws or Agreements. Borrower is not in violation of any term of its certificate of incorporation or by-laws. Borrower is not in default of any term of any indenture, mortgage, deed of trust, promissory note, loan agreement, note agreement or other material agreement including, but without limitation, any lease, to which it is a party or by which it or any of its property may be bound, the effect of which would have a Material Adverse Effect on Borrower.

         2.05 No Violation of Laws, Rules or Orders. Except as disclosed in its public filings made with the Securities and Exchange Commission, Borrower is not:

                  (a) in violation of any laws, ordinances, statutes, rules, regulations, franchises, certificates, permits or other Governmental Requirements to which it is subject, the violation of which would have a Material Adverse Effect on Borrower; or

                  (b) in violation of any judgment, order, writ, injunction, decree or demand of any court, arbitrator or governmental body applicable to it that individually or in the aggregate would have a Material Adverse Effect on Borrower.

         2.06 Loan Documents Do Not Violate Other Documents. Neither the execution and delivery by Borrower of this Agreement or the Note nor the consummation of the transactions herein and therein contemplated, nor the performance of, or compliance with, the terms and provisions hereof and thereof, does or will violate any provision of its certificate of incorporation or bylaws, or any applicable law, statute, rule or regulation or any judgment, decree, writ, injunction, franchise, order or permit applicable to Borrower or its assets or properties, or does or will result in any breach of or default under, any of the terms, covenants, conditions or provisions of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the property or assets of Borrower pursuant to the terms, of any indenture, mortgage, deed of trust, loan



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

agreement, or other instrument to which Borrower is a party and which terms are applicable to Borrower the breach or default of which will have a Material Adverse Effect on Borrower, or materially and adversely affect its abilities to perform, promptly and fully, its obligations hereunder or under any of the other Loan Documents.

         2.07 Board of Directors Authorization. The Board of Directors of Borrower, acting pursuant to a duly called and constituted meeting, after proper notice, or pursuant to a valid and unanimous written consent, has determined that entry into and performance of this Agreement and the Note benefits Borrower, and that adequate and fair consideration has been received by Borrower to execute and perform this Agreement and the Note.

                       ARTICLE III - DEFAULTS AND REMEDIES

         3.01 Events of Default. If any of the following events shall occur and be continuing (each an "Event of Default"):

         (a) Borrower (i) shall fail to pay any principal of the Note as and when due, (ii) shall fail to pay any interest on the Note within five Business Days of the date when due, or (iii) shall fail to pay any other Obligation hereunder or under any other Loan Document within ten Business Days of the date when due; or

         (b) Borrower shall (i) dissolve or terminate its existence (except for a merger of Borrower with a Wholly Owned Subsidiary), or (ii) discontinue its usual business, or (iii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or of all or a substantial part of its property, or (iv) generally fail to pay its debts as they come due in the ordinary course of business, or (v) commence, or file an answer admitting the material allegations of or consenting to, or default in a petition filed against it in, any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking to have an order for relief entered with respect to it under the Federal Bankruptcy Code, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other similar relief with respect to it or its debt; or

         (c) A receiver, conservator, liquidator, custodian or trustee of Borrower or any of its properties is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than 60 days; or Borrower obtains an order for relief under the Federal Bankruptcy Code; or any of the property of Borrower is sequestered by court order and such order remains in effect for more than 60 days; or a petition is filed or a proceeding is commenced against Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 60 days after such filing; or

         (d) An event of default occurs and continues for more than 60 days under the Indenture or under any other Bank Credit Agreement; or

         (e) Any of the Significant Subsidiaries shall (i) apply for or consent to the appointment



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

of a receiver, trustee, custodian or liquidator of it or of all or a substantial part of its property, or (ii) generally fail to pay its debts as they come due in the ordinary course of business, or (iii) commence, or file an answer admitting the material allegations of or consenting to, or default in a petition filed against it in, any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking to have an order for relief entered with respect to it under the Federal Bankruptcy Code, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other similar relief with respect to it or its debt; or

         (f) A receiver, conservator, liquidator, custodian or trustee of the any of the Significant Subsidiaries or any of its properties is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than 60 days; or any of the Significant Subsidiaries obtains an order for relief under the Federal Bankruptcy Code; or substantially all of the property of any of the Significant Subsidiaries is sequestered by court order and such order remains in effect for more than 60 days; or a petition is filed or a proceeding is commenced against any of the Significant Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 60 days after such filing; or

         (g) A Change of Control occurs; or

         (h) Borrower or any of the Significant Subsidiaries shall assert or claim, that this Agreement or any of the Loan Documents executed in connection herewith does not or will not constitute the legal, valid, binding and enforceable obligations of the party or parties (as applicable) thereto; or

         (i) Borrower or any of the Significant Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property that is fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while Insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint or other process that is not vacated within sixty days from the date thereof;

then, unless Lender has consented to such event, Lender may declare the unpaid principal portion of the Obligations to be forthwith due and payable, whereupon the said portion of the Obligations and all other portions of the Obligations then accrued, earned and unpaid shall become immediately due and payable by Borrower without demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity or any other notice of any kind to Borrower, or any other Person liable thereon or with respect thereto, all of which are hereby expressly waived by Borrower and each other Person liable thereon or with respect thereto; and upon the happening of any Event of Default referred to in
Section 3.01(b) or Section 3.01(c), the unpaid principal portion of the Obligations and all other portions of the Obligations then accrued, earned and unpaid shall become automatically due and payable by Borrower without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity or any other notice of any kind to Borrower or any other Person liable thereon or with respect thereto, all of which are expressly waived by Borrower and each other Person liable thereon or with respect thereto. Further, upon any Default or Event of Default, Lender shall have all other rights and remedies as set forth herein and in the other Loan Documents and as otherwise provided at law or in equity, all such rights and remedies being cumulative.

                        ARTICLE IV - TERMINATION OF LOANS

         Upon the occurrence of any Default and so long as such continues to exist, Lender may, without prior notice to Borrower or any of the Significant Subsidiaries or any other Person, terminate, temporarily or permanently as chosen by Lender, the Loan Commitment, the Total Credit Commitment and the obligations of Lender to advance any Loans, cause the issuance of any Letters of Credit or extend any other type of credit or financial accommodations hereunder; provided, however, upon the occurrence of any Default referred to in Sections 3.01(b) or 3.01(c), or upon acceleration of the maturity of the Note, the Loan Commitment, the Total Credit Commitment and any and all obligations of Lender hereunder to make any Loans, cause the issuance of any Letters of Credit or extend any other type of credit or financial accommodations hereunder shall automatically be permanently terminated; provided further, however, notwithstanding any such termination of such obligation of Lender, all covenants, agreements, obligations, liens and undertakings of Borrower shall remain in full force and effect.

                        ARTICLE V - CONDITIONS PRECEDENT

         5.01 Conditions Precedent to Initial Loan. The obligation of Lender to make the initial Letters of Credit and the obligation of Lender to make the initial Loan hereunder, in addition to the matters set forth in Section 1.02 hereof, shall be subject to the completion of the following conditions precedent:

         (a) Lender shall have received the Note.

         (b) Lender shall have received all exhibits and annexes herein referenced and such additional reports, certificates, documents, statements, agreements and instruments, in form and substance reasonably satisfactory to Lender, as Lender shall have reasonably requested from Borrower or its counsel.

         5.02 Conditions Precedent to Each Loan. At the time of the making by Lender of each Loan or the issuance of a Letter of Credit, including the initial Loan or Letter of Credit but not including continuations or conversions pursuant to Section 1.03 (before as well as after giving effect to such Loan):

         (a) There shall exist no Default or Event of Default.

         (b) (i) All representations and warranties (other than those representations and warranties limited by their terms to a specific date) contained herein and in the other Loan Documents executed and delivered on or after the date hereof shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan or the date of the issuance of such Letter of Credit and (ii) no event shall have occurred since the date hereof that has irrevocably and manifestly caused a Material Adverse Effect.

         (c) The Lender shall have received from an officer of Borrower a certificate, dated as of the date of such Loan or the date of the issuance of such Letter of Credit, certifying as to the accuracy of subsections (a) and (b) of this Section 5.02.

                             ARTICLE VI - COVENANTS

         6.01 Insurance. Borrower will, and will cause each Significant Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their property and assets in such amounts and covering such risks as is consistent with sound business practice, and in each case, with such deductibles and with such self-insurance provisions as are customarily maintained by similar businesses.

         6.02 Lender Change of Control. Upon the occurrence of a Lender Change of Control, Lender shall cause a Financial Institution acceptable to Borrower to issue a letter of credit, containing only those other terms and conditions as such Financial Institution shall reasonably and customarily require, for the benefit of Borrower to secure Lender's obligations to make Loans under this Agreement.

                           ARTICLE VII - MISCELLANEOUS


         7.01 No Waivers Except by Writing; Governing Law. No failure or delay on the part of Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or powers preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by Borrower, or any other Person thereof shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose given. No notice to or demand on Borrower or any other Person in any case shall entitle Borrower or such other Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents shall be deemed to be contracts under the internal laws of the State of Texas and for all purposes shall be construed and enforced in accordance with the laws of the State of Texas, and, to the extent applicable, the laws of the United States of America.

         7.02 Usury Laws. It is the intent of the parties that each of Lender and Borrower in the execution, delivery and performance of all Loan Documents, the transactions provided for therein and contemplated thereby, and all matters incidental and related thereto and arising therefrom, shall comply and conform strictly with Applicable Law from time to time in effect, including usury laws. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in, or pertaining to, the Loan Documents shall ever be construed to create a contract to pay for the use or forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or maximum amount of interest permitted or allowed to be contracted for, charged, received, taken or reserved under said laws. For purposes of each Loan Document, (i) "interest" shall include the aggregate of all amounts that constitute or are deemed to constitute interest under Applicable Law, including to the extent they may apply, the laws of the United States of America, that are contracted for, chargeable, receivable (whether received or deemed to have been received), taken or reserved under each such document, and (ii) all computations of the maximum amount of interest permitted or allowed under Applicable Law will be made on the basis of the period prescribed by Applicable Law. Neither Borrower nor any other Person shall ever be required to pay unearned interest on, or with respect to any of, the Loan Documents and shall never be required to pay interest on, or with respect to any of, the Loan Documents at a rate or in an amount in excess of the Maximum Rate or maximum amount of interest that may be lawfully contracted for, charged, received, taken or reserved under Applicable Law, AND THE PROVISIONS OF THIS PARAGRAPH SHALL CONTROL OVER ALL OTHER PROVISIONS OF THE LOAN DOCUMENTS. If the effective rate or amount of interest that would otherwise be payable under the Loan Documents would exceed the Maximum Rate or maximum amount of interest Lender or any other holder of any Note or other Obligations is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Lender or any holder of any Note or other Obligations shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest that would, in the absence of this provision, increase the effective rate or amount of interest payable under the Loan Documents to a rate or amount in excess of that permitted or allowed to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of such Note or other Obligations or the amount of interest that would otherwise be payable thereunder shall be payable at, or reduced to, as applicable, the maximum amount allowed pursuant to the then applicable indicated (weekly) rate ceiling referred to hereinabove in the definition of the term Applicable Law, or if no such ceiling is then in effect, as authorized and allowed under said laws as now or hereafter construed by the courts having jurisdiction, and all such monies so charged, contracted, for, received, taken or reserved that are deemed to constitute interest in excess of the Maximum Rate or maximum amount of interest permitted by Applicable Law shall be immediately returned or credited to the account of Borrower upon such determination. All amounts paid or agreed to be paid in connection with any Note or other Obligations that would under Applicable Law be deemed "interest" or if not so deemed, would be deemed an amount that would be included in the calculation of the Maximum Rate or maximum amount of interest allowed pursuant to Applicable Law, shall, to the maximum extent not prohibited by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of this Agreement or the Note, as the case may be; provided that, if the Note or other Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of such Note or other Obligation (as applicable) and, in such event, Lender shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

         7.03 Notice. All notices required or made hereunder shall be deemed to have been given (i) five Business Days after being deposited in the United States mail (certified, return receipt requested) or (ii) one Business Day after being sent by telecopy to any party hereto at its address and telecopy number given below, or at any other address of which it shall have notified the other party hereto in writing. All notices, requests and demands shall be given to or made upon the respective parties hereto as follows:

If to Borrower:               Kaneb Services, Inc.
                              2435 N. Central Expressway, Suite 700
                              Richardson, Texas 75080-2731
                              Telecopy No. (972) 699-4025
                              Attention:  Howard C. Wadsworth
                                          Vice President

With a copy to:               Fulbright & Jaworski L.L.P.
                              1301 Mckinney, Suite 5100
                              Houston, Texas 77010-3095
                              Telecopy No. (713) 651-5246
                              Attention:  John A. Watson, Esq.

If to Lender:                 Kaneb Services LLC
                              2435 N. Central Expressway
                              Richardson, Texas 75080
                              Telecopy No. (972) 699-4025
                              Attention:  John R. Barnes
                                          Chief Executive Officer and President

With a copy to:               Fulbright & Jaworski L.L.P.
                              1301 McKinney, Suite 5100
                              Houston, Texas 77010-3095
                              Telecopy No. (713) 651-5246
                              Attention:  John A. Watson, Esq.

But actual notice to any party hereto, however given or received, shall always be effective.

         7.04 Waivers of Certain Rights. TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW FROM TIME TO TIME IN EFFECT, BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY (AND AFTER BORROWER HAS CONSULTED WITH ITS OWN ATTORNEY) IRREVOCABLY AND UNCONDITIONALLY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT (TEXAS BUSINESS AND COMMERCE CODE, CHAPTER 17, SUBTITLE E, SECTIONS 17.41-17.63).

         7.05 No Intended Third-Party Beneficiaries. This Agreement and all other Loan Documents are intended to benefit only the parties hereto and the parties hereby expressly acknowledge and agree that there are no intended third-party beneficiaries.

         7.06 Severability of Provisions. Any provision of this Agreement, or any other Loan Document, or any portion or portions of such provisions, held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement or any of the other Loan Documents, but the effect thereof shall be confined to such provision or the portion or portions thereof so held to be invalid, illegal or ineffective.

         7.07 Survival of Representations and Warranties; Unsatisfied Conditions. Except as otherwise expressly set forth herein, all representations and warranties of Borrower herein shall survive the date of this Agreement and the making of each Loan hereunder. Except to the extent, if at all, expressly waived by Lender, any condition precedent not timely performed by or on behalf of Borrower prior to or at a corresponding borrowing date shall survive such date, unless otherwise expressly stated in this Agreement, and shall be deemed to constitute a covenant by Borrower to accomplish such condition as promptly as possible. All payment obligations hereunder or referenced herein shall survive the termination of this Agreement.

         7.08 Assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party to this Agreement may assign its rights under this Agreement without the prior written consent of the other party.

         7.09 Gender and Usage. As used herein and when required by the context, each number (singular and plural) shall include all numbers and each gender shall include all genders. The words "herein," "hereof," "hereby," "hereto," "hereunder" and words of similar import shall mean and refer to this Agreement rather than to any specified provision of this Agreement.

         7.10 Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument.

         7.11 Debtor-Creditor Relationship. None of the terms of this Agreement or of any other Loan Document executed in conjunction herewith or related hereto shall be deemed to give Lender the rights or powers to exercise control over the business or affairs of Borrower. The relationship between Borrower and Lender created by this Agreement is only that of debtor and creditor.

         7.12 Agreement Controlling. To the extent that any provision of the
Note is expressly in direct conflict with the provisions of this Agreement, the provisions of this Agreement shall control and govern. In all other regards, all provisions of the Note are intended to be read and integrated in a harmonious and consistent manner, including defined terms herein and therein.

         7.13 Integration. This Agreement, together with the Note, embodies the entire agreement between the parties thereto relating to the subject matter hereof and thereof, and may be amended or supplemented only by an instrument in writing executed jointly by an authorized officer of each of Borrower and Lender.

         7.14 WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ENFORCING OR DEFENDING ANY RIGHTS UNDER THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR RELATING THERETO. THE BORROWER ACKNOWLEDGES THAT THE

PROVISIONS OF THIS SECTION HAVE BEEN BARGAINED FOR AND THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION THEREWITH. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE BORROWER AND THE LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN ITS RELATED FUTURE DEALINGS. THE BORROWER AND THE LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY IS WAIVING ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN OR ANY LETTERS OF CREDIT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         7.15 Headings. All headings used herein are for the convenience of the parties only and shall not be used in construing the meaning or intent of the terms or provisions hereof. 1.1

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              BORROWER:

                              KANEB SERVICES, INC.


                              By:
                                 -----------------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                              LENDER:

                              KANEB SERVICES LLC


                              By:
                                 -----------------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                                                         ANNEX A

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the respective meanings indicated below:

         "Adjusted Eurodollar Rate" means, for any Eurodollar Advance during any Interest Period therefor the rate per annum equal to (rounded upwards, if necessary, to the nearest 1/100 of 1%) (a) if Lender borrows funds under an Existing Credit Agreement to fund such Eurodollar Advance, the lesser of (x) the eurodollar rate (or other interest rate that is based on the interbank offered rates for Dollar deposits in the London, England market) that Lender would be charged under such Existing Credit Agreement if it were to borrow on the same Borrowing Date the same amount with the same Pricing Selection and the Interest Period as such Eurodollar Advance and (y) the Eurodollar Rate plus 1.5% and (b) if Lender does not borrow funds under an Existing Credit Agreement to fund such Eurodollar Advance, the Eurodollar Rate plus 1.5%.

         "Advance" means any advance of funds by Lender to Borrower pursuant to this Agreement, and after each initial advance thereof, any portion thereof remaining outstanding and unpaid; and each advance of funds by Lender to Borrower for a particular selected Interest Period (except for such Advances for which an Interest Period need not be specified), shall constitute one "Advance" for purposes of determining the number of "Advances" outstanding hereunder.

         "Affiliate" means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise. Without limiting the generality of the foregoing, for purposes of this Agreement Borrower and each of its Subsidiaries shall be deemed to be Affiliates of each other.

         "Agreement" shall have the meaning assigned to that term in the introduction hereto, and "Agreement", "hereof", "hereto" and "hereunder" and words of similar import mean this Agreement as a whole, and not any particular article, section or subsection.

         "Applicable Law" means, with respect to Lender, the law in effect, from time to time, applicable to this loan transaction and each Loan Document that lawfully permits the contracting for, taking, reserving, receiving, charging and/or collection of the maximum lawful, non-usurious rate of interest by such Person on each Loan Document and the transactions evidenced thereby, and arising in connection therewith (including, but without limitation, the Note), including
(i) laws of the State of Texas, (ii) to the extent controlling, the laws of the United States of America, and (iii) laws of any jurisdiction whose laws may be mandatorily applicable to such Person, notwithstanding other provisions of any Loan Document or laws of the United States of America applicable to such Person and the transaction contemplated hereby, which would permit such Person to contract for, take, reserve, receive, charge or collect a greater amount of interest than under such jurisdiction's law. To the extent that Applicable Law is determined by reference to Chapter 303 of the Texas Finance Code, as amended, the interest ceiling applicable hereto and in connection herewith shall be the "indicated" (weekly) rate ceiling from time to time in effect as referred to therein; provided however, it is agreed that the terms hereof, including the rate, or index, formula or provision of law used to compute the rate in connection herewith, will be subject to the revisions as to current and future balances, from time to time, pursuant to Applicable Law. IT IS FURTHER AGREED THAT IN NO EVENT SHALL CHAPTER 346 OF THE TEXAS FINANCE CODE, AS AMENDED, APPLY TO ANY LOAN DOCUMENT OR THE TRANSACTIONS EVIDENCED THEREBY, OR ARISING IN CONNECTION THEREWITH.

         "Applicable Rate" means, during the period that (i) an Advance is a Eurodollar Advance, the Adjusted Eurodollar Rate, and (ii) an advance is a Base Rate Advance, the Base Rate.

         "Bank Credit Agreement" means any credit agreement or loan agreement by and between, or by and among, Borrower, or any of its Significant Subsidiaries, and any bank or other financial institution.

         "Base Rate" means, at the time any determination thereof is to be made,
(a) if Lender borrows the funds under an Existing Credit Agreement to fund the Advance, then the lesser of (x) the base rate or prime rate (or other comparable interest rate) that Lender is charged under the Existing Credit Agreement and
(y) the rate quoted by the Wall Street Journal as the prime rate, and (b) if Lender does not borrow funds under the Existing Credit Agreement to lend to Borrower, then the rate quoted by the Wall Street Journal from time to time as the prime rate.

         "Base Rate Advance" means any Advance that bears interest at a rate based upon the Base Rate. Changes in the rate of interest on Base Rate Advances will take effect simultaneously with each change in the Base Rate.

         "Borrower" shall have the meaning assigned to that term in the introduction to this Agreement.

         "Borrowing Date" means a date upon that a Revolving Loan is to be made pursuant to Section 1.02 hereof.

         "Business Day" means any day that commercial banks are not authorized or required to close in Dallas, Texas.

         "Change of Control" shall be deemed to have occurred at such time as
(i) a "person" or "group" within the meaning of Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), other than Borrower becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934
Act) of more than 20% of the Voting Stock of Borrower, or (ii) a person enters into an agreement with Borrower to purchase, lease, or otherwise acquire, all or substantially all of the assets of Borrower or (iii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute Borrower's Board of Directors (and any new director, whose election by Borrower's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Consolidated" shall mean, with reference to any item, such item of Borrower and its Subsidiaries, consolidated in accordance with GAAP.

         "Consolidated Subsidiaries" means, when used in connection with Borrower or any of its Subsidiaries, any corporation or other Person the accounts and financial information of that is at the time included in the Consolidated financial statements of Borrower or such Subsidiary prepared in accordance with GAAP.

         "Default Rate" means at any time a per annum rate of interest equal to 2% plus the Base Rate, but in no event to exceed the Maximum Rate.

         "Dollars" or "$" means lawful currency of the United States of America.

         "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, requirements or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in that any of Borrower or any of its Subsidiaries is conducting or at any time has conducted business, or where any Property of any of Borrower or its Subsidiaries is located or where any hazardous substances generated by or disposed of by any of Borrower of any of its Subsidiaries are located.

         "Eurodollar Advance" means any Advance that bears interest at a rate based on the Adjusted Eurodollar Rate.

         "Eurodollar Rate" means the interest rate quoted by the Wall Street Journal as the London Interbank Offered Rates (LIBOR).

         "Event of Default" means any of the events specified in Section 3.01 hereof that has occurred and is continuing, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

         "Existing Credit Agreement" means any credit agreement or credit facility under which Lender is entitled to borrow funds from a commercial bank or a group of commercials banks.

         "Financial Institution" means any bank or other financial institution who has, both at the time of the issuance of the applicable Letter of Credit and at every time thereafter, as reported by Moody's Investors Service , a short-term debt rating of at least a "P-2" and a long-term debt rating of at least an "A".

         "Funded Debt" means for any Person (without duplication): (i) all indebtedness for the repayment of borrowed money, whether or nor represented by bonds, debentures, notes, securities, bankers' acceptances or other evidences of indebtedness, regardless of whether such indebtedness would be classified in accordance with GAAP as a current liability or long-term debt, and (ii) all reimbursement and repayment obligations then due in respect of a drawing of a letter of credit, or guaranty, surety, indemnity, reimbursement or other similar obligations then due.

         "GAAP" means United States generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or their successors that are applicable in the circumstances as of the date of determination of any item; and the requirement that such principles be applied on a "consistent basis" shall mean that the accounting principles observed in a current period be comparable in all material respects to those applied in a preceding period.

         "Governmental Authority" means any domestic or foreign federal, state, province, county, city, municipality or political subdivision in which any of Borrower or any of its Subsidiaries, is located or that exercises jurisdiction over any Property of Borrower or any of its Subsidiaries, and any agency, department, commission, board, tribunal, court, bureau or instrumentality of any of them that exercises or has jurisdiction over any such Property.

         "Governmental Requirement" means (without duplication) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

         "Indenture" means that certain Indenture dated as of January 15, 1983 by and between Moran Energy Inc. and First City National Bank of Houston, as Trustee, as amended by that certain First Supplemental Indenture dated as of March 20, 1984 by and between Kaneb Services, Inc. and First City National Bank of Houston, as Trustee, and as the same is amended and in force and effect from time to time.

         "Insolvent" means, with respect to any Person, that (i) the fair saleable value of the assets of such Person does not exceed the amount that would be required to be paid on or in respect to the existing debts and other liabilities (including, without limitation, pending or overtly threatened litigation in amounts in excess of effective insurance coverage and all other contingent liabilities) of such Person as they mature, or (ii) the assets of such Person constitute unreasonably small capital for such Person to carry out its business as then being conducted or as proposed to be conducted including the capital needs of such Person, taking into account the particular capital requirements of the business conducted by such Person and projected capital requirements and capital availability thereof, or (iii) the fair saleable value of the assets of such Person is not greater than the total fair value of the liabilities, including contingent, subordinated, absolute, fixed, or matured or unmatured liabilities of such Person.

         "Interest Payment Date" means the last Business Day of each March, June, September and December.

         "Interest Period" means with respect to any Eurodollar Advance, the period commencing on the date, as applicable, such Advance is made or converted from an Advance of another Type or, in the case of each subsequent, successive Interest Period applicable to a Eurodollar Advance, the last day of the next preceding Interest Period with respect to such Advance, and ending on the numerically corresponding day in the first, third or sixth calendar month thereafter, as Borrower may select as provided in Section 1.02 hereof, except that each such Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

         Notwithstanding the foregoing:

                  (a) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day, except that if such succeeding Business Day falls in the next succeeding calendar month, than such Interest Period shall end on the next preceding Business Day;

                  (b) no Interest Period for any Eurodollar Advance shall have a duration of less than one month, and if the Interest Period for any Eurodollar Advance would otherwise be a shorter period, such Advance shall not be available hereunder; and

                  (c) no Interest Period may extend beyond the maturity of the Note or the Maturity Date.

         "Law" means any constitution, statute, law, ordinance, regulation, rule, order, writ, injunction or decree of any Tribunal.

         "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, sale of accounts, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any Property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of or agreement to file any financing statement under the UCC or any comparable law naming the owner of the asset to which such lien relates as debtor), but not including the interest of a lessor under an operating lease, and any filing of, or agreement to give, any financing statement under the UCC or equivalent statute in any jurisdiction or any other instrument that evidences the creation, perfection, continuation, notice, registration and/or other aspect of a present or future Lien or asserted Lien.

         "Lender" shall have the meaning assigned to that term in the introduction to this Agreement.

         "Lender Change of Control" shall be deemed to have occurred at such time as (i) a "person" or "group" within the meaning of Sections 13(d) or 14(d)(2) of the 1934 Act, other than Lender becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) of more than 20% of the member interests of Lender entitled to vote at a meeting of the Board of Directors of Lender (calculated based on the number of votes), or (ii) a person enters into an agreement with Lender to purchase, lease, or otherwise acquire, all or substantially all of the assets of Lender or (iii) during any period of two consecutive years (not including any period prior to the execution of this Agreement),



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

individuals who at the beginning of such period constitute Lender's Board of Directors (and any new director, whose election by Lender's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof.

         "Letter of Credit" means a letter of credit (as defined in the UCC) that Lender causes a Financial Institution to issue, naming a beneficiary (as defined in the UCC) designated by Borrower, all in accordance with the provisions of Sections 1.11 and 1.12 hereof.

         "Letter of Credit Liability" means, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of drawings made under such Letter of Credit.

         "Loan" means an extension of credit or financial accommodation by way of a loan or Advance hereunder to Borrower.

         "Loan Commitment" means the commitment of Lender to make Loans as set forth in Section 1.01 hereof, up to the maximum aggregate amount of $_________.

         "Loan Documents" means this Agreement, the Note, and all other promissory notes, drafts, security agreements, reports, opinions, requests for Advances, certificates and other instruments, documents, and agreements now or hereafter executed and delivered pursuant to, or in connection with, this Agreement.

         "Material Adverse Effect" means, with respect to any Person, a material and adverse effect on (i) the business, financial condition or results of operations of such Person, or (ii) its ability to fulfill, punctually and completely, its obligations under each Loan Document; provided, however, that the distribution by Borrower to its stockholders of the common shares of Lender, or the consummation of any transaction contemplated thereby, shall be deemed not to be a Material Adverse Effect.

         "Maturity Date" means 12:00 noon Dallas, Texas time on ________, _____.

         "Maximum Rate" means the maximum lawful nonusurious rate of interest (if any) that under Applicable Law Lender may charge Borrower on the Loans from time to time. If, however, during any period interest accruing on any Loan is not limited to any maximum lawful non-usurious rate of interest under Applicable Law, then during each such period the "Maximum Rate" shall be equal to a per annum rate of 2% plus the Base Rate from time to time in effect.

         "Note" means that certain promissory note dated as of the date hereof in substantially the form and substance as set forth in Exhibit A hereto, and otherwise acceptable to Lender.

         "Obligations" means all obligations, indebtedness, accrued unpaid interest, fees, expenses, costs, indemnities and liabilities of Borrower to Lender, including without limitation all Loans, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, under, or in connection with, this Agreement and the other Loan Documents.

         "Person" means any individual, corporation, business trust, association, company, limited liability entity, partnership, joint venture, trust, unincorporated organization or Governmental Authority, or any agency, tribunal, court, instrumentality or subdivision thereof, or any other form of entity.

         "Pricing Selection" means Borrower's selection pursuant to this Agreement of the Base Rate or the Adjusted Eurodollar Rate.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding capital stock in any other Person.

         "Reimbursement Obligations" means, collectively, the obligation under this Agreement of Borrower to pay Lender the aggregate amount of the obligations of Lender to reimburse any Financial Institution for the amounts paid by such Financial Institution in respect of drawings made under Letters of Credit.

         "Revolving Loans" means the Loans to be made to Borrower pursuant to the provisions of Article I hereof.

         "Significant Subsidiaries" means each Subsidiary of Borrower that, at any date of determination of the Subsidiaries that constitute Significant Subsidiaries, either (i) has total tangible assets, determined in accordance with GAAP as of the most recent date for which a consolidating balance sheet of Borrower and its Subsidiaries is available, of at least $50,000,000, or (ii) had total revenue (excluding revenues from Affiliates), determined in accordance with GAAP as of the most recent date for which a consolidating income statement from Borrower and its Consolidated Subsidiaries is available, of at least 25% of Consolidated total revenues of Borrower and its Subsidiaries.

         "Subsidiary" means any corporation or other Person (whether now existing or hereafter created) of which more than 50% of the issued and outstanding securities having ordinary voting power for the election of directors, or more than 50% of the beneficial ownership interest, is now or hereafter owned or controlled, directly or indirectly, by Borrower or any Subsidiary thereof, with the voting power and ownership of Borrower and all Subsidiaries aggregated together to determine whether a Person is a Subsidiary, and "Subsidiary" shall include, without limiting the generality of the foregoing, the Significant Subsidiaries.

         "Total Credit Commitment" means the commitment of Lender to make Advances and to cause the issuance of Letters of Credit, the principal amount of such Advances and the face amount of such Letters of Credit, including any Reimbursement Obligations, not to exceed $_________.

         "Total Letter of Credit Liabilities" means the aggregate outstanding amount of all Letter of Credit Liabilities in respect of all Letters of Credit.

         "Tribunal" means any court, tribunal or governmental department, commission, board, bureau, agency, or instrumentality of any state, province, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing.

         "Type" means any type of Advance (that is, a Base Rate Advance or a Eurodollar Advance).

         "UCC" means the Uniform Commercial Code as adopted and amended in the State of Texas.

         "Voting Stock" means, with respect to any Person, securities of any class or classes of capital stock in such Person entitling the holders thereof (whether at all times or at the times that such class of capital stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors (or comparable body) of such Person.

         "Wholly Owned Subsidiary" means any Subsidiary 100% of whose capital stock (of every class or type, including warrants, rights, options and instruments convertible into capital stock), except shares required as directors' qualifying shares, is owned directly or indirectly by Borrower.

         Accounting Terms and Definitions.

         (a) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time. All other terms used herein shall have the meanings as otherwise stated herein or as otherwise defined in the Code.

         (b) All terms defined in this Agreement shall have their defined meanings when used in each of the other Loan Documents, unless any such instruments shall expressly indicate otherwise, and when required by the context, each term shall include the plural as well as the singular. Definitions of each Person specifically defined herein or in each other Loan Document shall mean and include herein and therein, unless otherwise expressly provided to the contrary, the successor, assigns, heirs and legal representatives of each such Person. Unless the context otherwise requires or unless otherwise expressly provided, references to this Agreement and each other Loan Document shall include all amendments and modifications thereof or thereto, as applicable and as in effect from time to time.

         (c) Each reference herein to a section, or any subdivision thereof, shall refer to the applicable section or subdivision thereof, of this Agreement, unless another instrument is thereby expressly referenced. The headings in this Agreement and the other Loan Documents are inserted for convenience only and shall be ignored when construing any such instruments.